UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2023

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

1400 16th Street,	Suite 270,
Oak Brook,	Illinois			60523
(Address of principal executive offices)				(Zip Code)
		(630)	884-9181
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01    Changes in Registrant's Certifying Accountant

(a) Change of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of Ascent Industries Co. (the "Company") recently initiated a competitive process to select an independent registered public accounting firm to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In conjunction with that process on April 4, 2023, BDO USA, LLP ("BDO") notified the Audit Committee Chairperson that BDO had chosen not to participate in the competitive process and will resign as the Company’s independent registered public accounting firm upon the completion of the review of the interim financial statements as of and for the three-month period ended March 31, 2023, or upon the appointment of a new independent registered public accounting firm, whichever occurs first.

The audit reports of BDO on the consolidated financial statements of the Company for the two most recent fiscal years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report on internal controls over financial reporting dated March 31, 2023 expressed an adverse opinion as a result of the material weaknesses described in Item 9a of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

During the fiscal years ended December 31, 2022 and 2021 and through the current date, there have been no (i) disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference to the subject matter of any such disagreements in connection with its audit reports on the financial statements for such years; or (ii) “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K except with respect to the material weaknesses in internal controls described below.

As disclosed in Item 9A of each of the Company’s Annual Reports on Form 10-K as of and for the fiscal years ended December 31, 2022 and 2021, and Item 4 of the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2022, June 30, 2022 and March 31, 2022, the Company did not maintain effective internal control over financial reporting as a result of material weaknesses identified in its internal controls. The material weaknesses relate to (a) appropriately designed entity-level controls, (b) aspects of inventory controls, (c) aspects of revenue recognition, (d) aspects of period-end financial reporting, (e) internal control over complex accounting areas, and (f) information technology general controls. In response to these material weaknesses, management, with oversight of the Audit Committee of the Board of Directors, is in the process of implementing steps to remediate these material weaknesses. The Company continues to implement certain remediation actions and continues to test and evaluate the elements of the remediation plan.

The Company provided BDO with a copy of this Current Report on Form 8-K prior to the filing and requested that BDO furnish a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the disclosures under this Item 4.01(a) and, if not, stating the respects in which it does not agree. A copy of BDO's letter, dated April 7, 2023, indicating that it is in agreement with above disclosures, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated April 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

ASCENT INDUSTRIES CO.

Dated: April 7, 2023	By: /s/ Aaron M. Tam
Aaron M. Tam
Chief Financial Officer